UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 16, 2019

ZOMEDICA PHARMACEUTICALS CORP.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Phoenix Drive, Suite 190, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2019, Johnny D. Powers, Ph.D., age 58, was appointed to the Board of Directors (the “Board”) of Zomedica Pharmaceuticals Corp. (the “Company”) as an independent director. Dr. Powers has also been appointed to serve as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Following Dr. Power’s appointment to the Board, the Board will be comprised of four independent directors and two non-independent directors.

Dr. Powers has more than 30 years of experience in the medical diagnostics industry, including over seven years of experience in veterinary healthcare as a senior executive at IDEXX Laboratories. Dr. Powers was Executive Vice President of IDEXX from July 2012 until February 2016, overseeing multiple business units, including IDEXX Reference Labs, Telemedicine Services, Rapid Assay Point-of-Care Products, Bioresearch and Worldwide Operations. He joined IDEXX as Corporate Vice President in February 2009, where he led IDEXX Reference Labs to a global leadership position. Prior to joining IDEXX, Dr. Powers was Vice President responsible for the Cancer Diagnostics business of Becton, Dickinson and Company, a medical technology company, from January 2007 to June 2008. Dr. Powers joined Becton, Dickinson and Company as a result of its acquisition in December 2006 of TriPath Imaging Inc., a molecular diagnostics-based cancer diagnostics company, where he held various senior management positions from November 2001 to January 2007, including Vice President of Worldwide Operations, and President of the TriPath Oncology business unit. From February 1996 to September 2001, Dr. Powers was employed by Ventana Medical Systems, Inc., a tissue-based cancer diagnostics company, where he held various positions, including Vice President and General Manager of the Anatomical Pathology business and Vice President and General Manager of Worldwide Operations. From June 1990 to February 1996, Dr. Powers was employed by Organon Teknika Corporation, a medical diagnostics company, in various technical management roles. Dr. Powers holds a bachelor’s degree in chemistry from Wake Forest University, an M.S. in chemical engineering from Clemson University, an M.B.A. from the Duke University Fuqua School of Business and a Ph.D. in biochemical engineering from North Carolina State University.

There are no family relationships between Dr. Powers and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 16, 2019, the Company granted to Dr. Powers stock options to acquire up to an aggregate of 1,000,000 common shares of the Company pursuant to the Company’s stock option plan (the “Option Grant”). All of the stock options vested immediately upon the date of grant and are exercisable for a period of two years. 500,000 of the stock options are exercisable at a price of US$0.26 per share, 100,000 of the stock options are exercisable at a price of US$0.35 per share, 100,000 of the stock options are exercisable at a price of US$0.45 per share, 100,000 of the stock options are exercisable at a price of US$0.55 per share, 100,000 of the stock options are exercisable at a price of US$0.65 per share and 100,000 of the stock options are exercisable at a price of US$0.75 per share.

Item 7.01. Regulation FD Disclosure.

On August 19, 2019, the Company issued a press release announcing the appointment of Dr. Powers as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated August 19, 2019

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: August 19, 2019	By:	/s/ Shameze Rampertab
Name: Shameze Rampertab
Title: Chief Financial Officer